Exhibit 21



                            CIRCUIT CITY STORES, INC.


                           Subsidiaries of the Company




                                                             Jurisdiction of
                                                             Incorporation
          Subsidiary                                         or Organization

CC Distribution Company of Virginia, Inc.                    Virginia


CarMax, Inc.                                                 Virginia


CarMax Auto Superstores, Inc.                                Virginia


CarMax Auto Superstores West Coast, Inc.                     California


Circuit City Stores West Coast, Inc.                         California


DIVX Direct, Inc.                                            Virginia


DIVX Entertainment, Inc.                                     California


DIVX Management, Inc.                                        Virginia


DIVX Services, Inc.                                          Virginia


First North American National Bank                           National Bank
                                                             Located in Georgia


Northern National Insurance Ltd.                             Bermuda


Patapsco Designs, Inc.                                       Maryland